U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1933

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	20-1132959

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
33583 Woodward Avenue, Birmingham, Michigan 48009

(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☑

Securities to be registered pursuant to Section 12(g) of the Act:	Rights to Purchase Common Stock; Common Stock

(title of classes)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s securities appearing under the caption “Description of Common Stock” contained in the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission on September 6, 2005 (Registration No. 333-128127), as amended on October 27, 2005 and November 14, 2005 is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits are filed as a part of the registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation of Birmingham Bloomfield Bancshares, Inc. and any amendments thereto (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2, Registration No. 333-128127).

3.2	Bylaws of Birmingham Bloomfield Bancshares, Inc. (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, Registration No. 333-128127).

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of Registration Statement on Form SB-2, Registration No. 333-128127).

4.2	Form of Birmingham Bloomfield Bancshares, Inc. Organizers’ Warrant Agreement (incorporated by reference to Exhibit 4.2 of Registration Statement on Form SB-2, Registration No. 333-128127).

4.3	Form of Birmingham Bloomfield Bancshares, Inc. Shareholders’ Warrant Agreement (incorporated by reference to Exhibit 4.3 of Registration Statement on Form SB-2, Registration No. 333-128127).
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: April 27, 2007

Birmingham Bloomfield Bancshares, Inc.
By:	/s/ Robert E. Farr
Robert E. Farr, President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Birmingham Bloomfield Bancshares, Inc. and any amendments thereto (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2, Registration No. 333-128127).

3.2	Bylaws of Birmingham Bloomfield Bancshares, Inc. (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, Registration No. 333-128127).

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of Registration Statement on Form SB-2, Registration No. 333-128127).

4.2	Form of Birmingham Bloomfield Bancshares, Inc. Organizers’ Warrant Agreement (incorporated by reference to Exhibit 4.2 of Registration Statement on Form SB-2, Registration No. 333-128127).

4.3	Form of Birmingham Bloomfield Bancshares, Inc. Shareholders’ Warrant Agreement (incorporated by reference to Exhibit 4.3 of Registration Statement on Form SB-2, Registration No. 333-128127).